UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Assurant, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2012. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2013 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and (3) approved, by non-binding advisory vote, the 2011 compensation paid to the Company’s named executive officers.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	71,167,366	1,387,857	14,253	2,227,637
Howard L. Carver	63,039,895	9,236,188	293,393	2,227,637
Juan N. Cento	71,223,019	1,332,258	14,199	2,227,637
Elyse Douglas	71,678,907	876,419	14,150	2,227,637
Lawrence V. Jackson	71,684,190	865,386	19,900	2,227,637
David B. Kelso	72,146,557	408,719	14,200	2,227,637
Charles J. Koch	71,690,476	865,101	13,899	2,227,637
H. Carroll Mackin	71,686,296	589,787	293,393	2,227,637
Robert B. Pollock	72,115,024	432,955	21,497	2,227,637
Paul J. Reilly	71,645,728	909,598	14,150	2,227,637
Robert W. Stein	72,109,429	443,313	16,734	2,227,637

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,127,889	647,123	22,101	0

Proposal 3: Non-binding Advisory Vote on the 2011 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,238,477	1,301,842	29,157	2,227,637

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/S/ STEPHEN W. GAUSTER
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 15, 2012